Exhibit 99.1

CONSENT OF PGP CAPITAL ADVISORS, LLC

January 5, 2022

The Board of Directors

Sphere 3D Corp.

895 Don Mills Road, Bldg. 2, Suite 900
Toronto, Ontario, Canada M3C 1W3

Members of the Board,

We hereby consent to (i) the inclusion of our opinion letter, dated June 3, 2021, to the Board of Directors of Sphere 3D Corp. (“Sphere 3D”) as Annex C to the Proxy Statement/Prospectus included in the Registration Statement of Sphere 3D on Form F-4, dated January 5, 2022 (the “Registration Statement”), relating to the proposed merger of Sphere GDM Corp., a wholly-owned subsidiary of Sphere 3D, and Gryphon Digital Mining Inc., upon the consummation of which Sphere GDM Corp. will cease to exist and Gryphon Digital Mining, Inc. will become a wholly-owned subsidiary of Sphere 3D, (ii) the inclusion of our opinion letter, dated July 26, 2021, to the Board of Directors of Sphere 3D as Annex D to the Proxy Statement/Prospectus included in Registration Statement, relating to an assignment in which Hertford Advisors Ltd. (“Hertford”) assigned to Sphere 3D all of its rights, title and interests in various equipment and hosting agreements and (iii) the references to such opinions and to our firm in such Registration Statement under the headings “Risk Factors,” “Proposal I: The Merger Proposal” and “Proposal V: The Hertford Transaction Proposal.” Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PGP Capital Advisors, LLC
PGP Capital Advisors, LLC